Form 10KSB, Exhibit 13
period 2000-12-31
PARK MERIDIAN FINANCIAL CORP
filed 2001-03-30
CIK 1119668

EXHIBIT 13.1

                              Financial Highlights
--------------------------------------------------------------------------------


              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                        2000             1999            1998
------------------------------------------------------------------------------------------------
At Year End (000's)
------------------------------------------------------------------------------------------------
     Loans and leases (net)                          $ 191,627        $ 147,840       $ 105,791
------------------------------------------------------------------------------------------------
     Investment securities                              64,349           63,284          55,156
------------------------------------------------------------------------------------------------
     Total assets                                      285,733          228,054         181,493
------------------------------------------------------------------------------------------------
     Total deposits                                    197,258          159,022         134,358
------------------------------------------------------------------------------------------------
     Stockholders' equity                               22,236           18,131          18,273
------------------------------------------------------------------------------------------------
For The Year (000's)
------------------------------------------------------------------------------------------------
     Net interest income                             $   8,046        $   6,105       $   5,008
------------------------------------------------------------------------------------------------
     Provision for loan and lease losses                   833              407             420
------------------------------------------------------------------------------------------------
     Other operating income                              1,628            1,696           1,840
------------------------------------------------------------------------------------------------
     Other operating expense                             5,195            4,455           4,061
------------------------------------------------------------------------------------------------
     Net income                                          2,471            2,009           1,602
------------------------------------------------------------------------------------------------
Per Share Data
------------------------------------------------------------------------------------------------
     Net income per common share - basic             $     .90        $     .74       $     .60
------------------------------------------------------------------------------------------------
     Net income per common share - diluted           $     .88        $     .70       $     .57
------------------------------------------------------------------------------------------------
     Book value                                      $    8.04        $    6.62       $    6.72
------------------------------------------------------------------------------------------------
     Average shares outstanding - basic              2,753,534        2,728,640       2,671,998
================================================================================================

                     Letter from the Chairman and President
--------------------------------------------------------------------------------

                                                               February 20, 2001

Dear Stockholders, Clients and Friends:

On behalf of the Board of Directors and staff of Park Meridian Financial Corporation, we are pleased to report that 2000 was an outstanding year in virtually every way.

      o Net income increased by 23.0% to $2,471,000 from the prior year's $2,009,000. Basic earnings per share were $.90, up 21.6% from the previous year's $.74 per share. Over the past five years, net income has grown at a 33% compound annual rate.

      o     Total assets increased by 25.3% from $228,054,000 to $285,733,000.
            We are now the 27th largest bank in the state (of 72). Virtually all the banks that are larger than us are significantly older institutions.

      o Loans and leases outstanding increased by 29.7% to $194,390,000. Despite this rapid growth, the quality of our portfolio remains strong with no non-performing loans or leases in the portfolio at year-end.

      o     Deposits increased by 24.1%, from $159,022,000 to $197,258,000.

The past year was successful in a number of other ways as well. Construction of our Lake Norman branch began, and we will be opening there in June of this year. We believe that the opportunity for Park Meridian at the lake is extraordinary. Also, we formed our new bank holding company, Park Meridian Financial Corporation, during the year. The holding company will allow us increased flexibility and the ability to offer additional products and services to our targeted client base. Finally, we continued to see progress in the use of electronic banking products, particularly our on-line banking system.

Year 2001 should be an exciting one for Park Meridian. The opening of our Lake Norman office is a major positive event, and we are looking forward to being able to offer our unique level of service from a third location. We are particularly pleased with the staff we are assembling for this new office.

We continue to be very enthusiastic about your Company's prospects. In the midst of a great deal of change in the banking business, the Charlotte market has been very supportive of our brand of banking. We continue to believe we are creating a valuable banking franchise in one of the most attractive markets in the United States. However, your continued support is crucial in achieving our ambitious goals for 2001 and beyond. You can assist us by allowing Park Meridian to handle your personal and business banking needs, and by continuing to refer business to us.

We appreciate your support and confidence in Park Meridian. As always, we welcome your comments and suggestions.




Henry A. Harkey                             Kevin T. Kennelly
Chairman of the Board                       President and CEO

                         Report of Independent Auditors
--------------------------------------------------------------------------------

The Board of Directors
Park Meridian Financial Corporation:

We have audited the accompanying consolidated statement of financial condition of Park Meridian Financial Corporation and subsidiary as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Park Meridian Financial Corporation and subsidiary as of December 31, 1999 and for each of the years in the two year period then ended were audited by other auditors whose report dated February 11, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Park Meridian Financial Corporation and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Charlotte, North Carolina
February 16, 2001

               Park Meridian Financial Corporation and Subsidiary
                 Consolidated Statements of Financial Condition
--------------------------------------------------------------------------------

                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                                                         2000                   1999
---------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                          $  7,380,164           $  3,660,019
---------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits with banks                                                  797,532                949,477
---------------------------------------------------------------------------------------------------------------------
Federal funds sold                                                                  6,350,000              1,400,000
---------------------------------------------------------------------------------------------------------------------
Securities available for sale                                                      61,367,520             59,500,129
     (Cost basis $61,654,636 and $62,090,979)
---------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank Stock                                                        2,981,000              3,784,000
---------------------------------------------------------------------------------------------------------------------
Mortgage loans held for sale                                                        4,711,355              1,958,374
---------------------------------------------------------------------------------------------------------------------
Loans and leases, net of unearned income                                          194,390,091            149,837,808
---------------------------------------------------------------------------------------------------------------------
     Allowance for loan and lease losses                                          (2,763,447)            (1,997,453)
=====================================================================================================================
Net loans and leases                                                              191,626,644            147,840,355
=====================================================================================================================
Premises and equipment, net                                                         7,339,690              6,119,859
---------------------------------------------------------------------------------------------------------------------
Interest receivable                                                                 1,717,242              1,352,453
---------------------------------------------------------------------------------------------------------------------
Other assets                                                                        1,461,543              1,489,193
=====================================================================================================================
                TOTAL ASSETS                                                     $285,732,690          $ 228,053,859
=====================================================================================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------
Deposits:
---------------------------------------------------------------------------------------------------------------------
      Non interest bearing demand                                                $ 13,131,506           $ 13,844,925
---------------------------------------------------------------------------------------------------------------------
      Savings, NOW, and money market accounts                                      36,222,064             34,998,188
---------------------------------------------------------------------------------------------------------------------
      Time, $100,000 and over                                                      63,310,405             47,136,141
---------------------------------------------------------------------------------------------------------------------
      Other time                                                                   84,594,140             63,042,276
=====================================================================================================================
                TOTAL DEPOSITS                                                    197,258,115            159,021,530
=====================================================================================================================
Other borrowings                                                                   63,431,043             48,757,625
---------------------------------------------------------------------------------------------------------------------
Interest payable                                                                    1,522,716                815,352
---------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                                              1,253,672              1,281,310
=====================================================================================================================
                TOTAL LIABILITIES                                                 263,465,546            209,875,817
=====================================================================================================================
Minority interest                                                                      30,962                 46,773
---------------------------------------------------------------------------------------------------------------------
Stockholders' equity:
---------------------------------------------------------------------------------------------------------------------
      Common stock, $.01 par value
           2,764,579 and 2,738,765 shares issued and outstanding                       27,646                 27,388
---------------------------------------------------------------------------------------------------------------------
      Additional paid in capital                                                   14,459,855             14,346,315
---------------------------------------------------------------------------------------------------------------------
      Retained earnings                                                             7,938,175              5,467,527
---------------------------------------------------------------------------------------------------------------------
      Accumulated other comprehensive income (loss)                                 (189,494)            (1,709,961)
=====================================================================================================================
                TOTAL STOCKHOLDERS' EQUITY                                         22,236,182             18,131,269
=====================================================================================================================
                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 285,732,690          $ 228,053,859
=====================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

               Park Meridian Financial Corporation and Subsidiary
                       Consolidated Statements of Income
--------------------------------------------------------------------------------

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                              2000               1999            1998
-------------------------------------------------------------------------------------------------------------------------
Interest income:
-------------------------------------------------------------------------------------------------------------------------
      Interest and fees on loans                                      $ 17,522,523       $ 11,083,950      $ 8,947,475
-------------------------------------------------------------------------------------------------------------------------
      Interest on federal funds sold                                        34,277             21,985           61,594
-------------------------------------------------------------------------------------------------------------------------
      Interest on securities                                             3,942,431          3,656,541        2,684,681
=========================================================================================================================
           TOTAL INTEREST INCOME                                        21,499,231         14,762,476       11,693,750
=========================================================================================================================
Interest expense:
-------------------------------------------------------------------------------------------------------------------------
      Interest on savings, NOW and money market accounts                 1,383,544          1,147,027          719,191
-------------------------------------------------------------------------------------------------------------------------
      Interest on time certificates of $100,000 or more                  3,657,277          1,880,008        1,508,913
-------------------------------------------------------------------------------------------------------------------------
      Interest on other time deposits                                    4,401,841          3,457,766        2,894,848
-------------------------------------------------------------------------------------------------------------------------
      Interest on other borrowings                                       4,010,770          2,172,916        1,563,260
=========================================================================================================================
           TOTAL INTEREST EXPENSE                                       13,453,432          8,657,717        6,686,212
=========================================================================================================================
           NET INTEREST INCOME                                           8,045,799          6,104,759        5,007,538
=========================================================================================================================
Provision for loan and lease losses                                        833,000            407,000          420,000
=========================================================================================================================
           NET INTEREST INCOME AFTER PROVISION
             FOR LOAN AND LEASE LOSSES                                   7,212,799          5,697,759        4,587,538
=========================================================================================================================
Other income:
-------------------------------------------------------------------------------------------------------------------------
      Mortgage banking fees                                                906,902            986,967        1,415,834
-------------------------------------------------------------------------------------------------------------------------
      Gain (loss) on sale of investments                                    (4,871)            71,318           49,547
-------------------------------------------------------------------------------------------------------------------------
      Rental income                                                        240,636            213,587          131,587
-------------------------------------------------------------------------------------------------------------------------
      Other lease financing income                                         341,651            369,192          201,483
-------------------------------------------------------------------------------------------------------------------------
      Other income                                                         143,204             55,172           41,553
=========================================================================================================================
           TOTAL OTHER INCOME                                            1,627,522          1,696,236        1,840,004
=========================================================================================================================
Other expenses:
-------------------------------------------------------------------------------------------------------------------------
      Salaries & employee benefits                                       2,870,621          2,354,134        2,319,617
-------------------------------------------------------------------------------------------------------------------------
      Occupancy expense                                                    274,984            241,148          166,688
-------------------------------------------------------------------------------------------------------------------------
      Equipment expense                                                    297,062            327,833          306,217
-------------------------------------------------------------------------------------------------------------------------
      Advertising and business development                                 295,906            280,860          206,934
-------------------------------------------------------------------------------------------------------------------------
      Printing and supplies                                                346,651            300,837          274,521
-------------------------------------------------------------------------------------------------------------------------
      Professional fees                                                    389,961            294,167          253,152
-------------------------------------------------------------------------------------------------------------------------
      Mortgage processing costs                                            151,836            123,382          157,217
-------------------------------------------------------------------------------------------------------------------------
      Other operating expense                                              567,856            532,307          377,027
=========================================================================================================================
           TOTAL OTHER EXPENSES                                          5,194,877          4,454,668        4,061,373
=========================================================================================================================
           NET INCOME BEFORE MINORITY INTEREST AND
             INCOME TAXES                                                3,645,444          2,939,327        2,366,169
=========================================================================================================================
Minority interest                                                          (12,506)           (28,249)         (87,972)
-------------------------------------------------------------------------------------------------------------------------
Income tax expense                                                       1,162,290            902,434          676,195
=========================================================================================================================
           NET INCOME                                                    2,470,648          2,008,644        1,602,002
=========================================================================================================================
NET INCOME PER COMMON SHARE - BASIC                                   $       0.90       $       0.74      $      0.60
=========================================================================================================================
NET INCOME PER COMMON SHARE - DILUTED                                 $       0.88       $       0.70      $      0.57
=========================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

               Park Meridian Financial Corporation and Subsidiary
           Consolidated Statements Of Changes In Stockholders' Equity
--------------------------------------------------------------------------------

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                                 Accumulated
                                                                 Additional                            Other               Total
                                                    Common          Paid In        Retained    Comprehensive       Stockholders'
                                                     Stock          Capital        Earnings    Income (Loss)              Equity
===================================================================================================================================
BALANCE, JANUARY 1, 1998                          $ 20,291      $12,867,145      $1,856,881        $ 208,027         $14,952,344
-----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income
-----------------------------------------------------------------------------------------------------------------------------------
   Net income                                            -                -       1,602,002                -           1,602,002
-----------------------------------------------------------------------------------------------------------------------------------
   Net unrealized gain on available for sale             -                -               -          339,944             339,944
      securities
===================================================================================================================================
         Total comprehensive income                                                                                    1,941,946
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for stock options           1,453          742,149               -                -             743,602
-----------------------------------------------------------------------------------------------------------------------------------
Tax benefit from exercise of non-
  qualified options                                      -          635,168               -                -             635,168
-----------------------------------------------------------------------------------------------------------------------------------
Stock split                                          5,434           (5,434)              -                -                   -
===================================================================================================================================
BALANCE, DECEMBER 31, 1998                          27,178       14,239,028       3,458,883          547,971          18,273,060
===================================================================================================================================
Comprehensive income
-----------------------------------------------------------------------------------------------------------------------------------
   Net income                                            -                -       2,008,644                -           2,008,644
-----------------------------------------------------------------------------------------------------------------------------------
   Net unrealized loss on available                      -                -               -       (2,257,932)         (2,257,932)
      for sale securities
===================================================================================================================================
         Total comprehensive income                                                                                     (249,288)
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for stock options             210          107,287               -                -             107,496
===================================================================================================================================
BALANCE, DECEMBER 31, 1999                          27,388       14,346,315       5,467,527       (1,709,961)         18,131,269
===================================================================================================================================
Comprehensive income
-----------------------------------------------------------------------------------------------------------------------------------
   Net income                                            -                -       2,470,648                -           2,470,648
-----------------------------------------------------------------------------------------------------------------------------------
   Net unrealized gain on available for                  -                -               -        1,520,467           1,520,467
      sale securities
===================================================================================================================================
         Total comprehensive income                                                                                    3,991,115
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for stock options             258          113,540               -                -             113,798
===================================================================================================================================
BALANCE, DECEMBER 31, 2000                        $ 27,646      $14,459,855      $7,938,175        $(189,494)        $22,236,182
===================================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

               Park Meridian Financial Corporation and Subsidiary
                     Consolidated Statements Of Cash Flows
--------------------------------------------------------------------------------

                  YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   2000              1999             1998
-----------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
-----------------------------------------------------------------------------------------------------------------------------
     Net income                                                             $ 2,470,648        $2,008,644       $1,602,002
-----------------------------------------------------------------------------------------------------------------------------
        Adjustments to reconcile net income to net cash
        provided by operating activities:
-----------------------------------------------------------------------------------------------------------------------------
        Depreciation and amortization                                           300,202           407,539          308,336
-----------------------------------------------------------------------------------------------------------------------------
        Minority interest                                                        12,506            28,249           87,972
-----------------------------------------------------------------------------------------------------------------------------
        Provision for loan and lease losses                                     833,000           407,000          420,000
-----------------------------------------------------------------------------------------------------------------------------
        Deferred income taxes                                                   384,834           (61,951)         110,064
-----------------------------------------------------------------------------------------------------------------------------
        (Gain) loss on sale of investments                                        4,871           (71,318)         (49,547)
-----------------------------------------------------------------------------------------------------------------------------
        Net (increase) decrease in loans held for sale                       (2,752,981)         5,022,556      (2,670,212)
-----------------------------------------------------------------------------------------------------------------------------
        Changes in operating assets and liabilities:
-----------------------------------------------------------------------------------------------------------------------------
            Interest receivable and other assets                               (365,455)         (357,066)        (236,604)
-----------------------------------------------------------------------------------------------------------------------------
            Accrued expenses and other liabilities                             (488,380)          119,634          707,704
=============================================================================================================================
          NET CASH PROVIDED BY OPERATING ACTIVITIES                             399,245         7,503,287          279,715
=============================================================================================================================
Cash flows from investing activities:
-----------------------------------------------------------------------------------------------------------------------------
     Purchase of securities available for sale                               (4,118,871)      (23,442,708)     (23,192,548)
-----------------------------------------------------------------------------------------------------------------------------
     Sale (purchase) of FHLB stock                                              803,000        (2,269,000)         318,000
-----------------------------------------------------------------------------------------------------------------------------
     Proceeds from sale of securities available for sale                      1,905,511         7,091,057       10,177,922
-----------------------------------------------------------------------------------------------------------------------------
     Proceeds from maturities of securities available for sale                2,631,306         7,106,426        2,040,244
-----------------------------------------------------------------------------------------------------------------------------
     Net increase in loans & leases                                         (44,619,289)      (42,959,565)     (26,886,037)
-----------------------------------------------------------------------------------------------------------------------------
     Purchase of premises and equipment                                      (1,506,503)         (325,431)      (2,332,377)
=============================================================================================================================
          NET CASH USED IN INVESTING ACTIVITIES                             (44,904,846)      (54,799,221)     (39,874,796)
=============================================================================================================================
Cash flows from financing activities:
-----------------------------------------------------------------------------------------------------------------------------
     Net increase in deposit accounts                                        38,264,834        24,663,955       33,683,545
-----------------------------------------------------------------------------------------------------------------------------
     Issuance of common stock for stock options                                 113,798           107,496        1,378,770
-----------------------------------------------------------------------------------------------------------------------------
     Proceeds (net of repayments) from other borrowings                      14,673,418        21,978,575        7,085,300
-----------------------------------------------------------------------------------------------------------------------------
     Distributions to minority interest stockholders                            (28,249)          (87,972)         (45,095)
=============================================================================================================================
          NET CASH PROVIDED BY FINANCING ACTIVITIES                          53,023,801        46,662,054       42,102,520
=============================================================================================================================
          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                8,518,200          (633,880)       2,507,439
=============================================================================================================================
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                6,009,496         6,643,376        4,135,937
=============================================================================================================================
CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $14,527,696        $6,009,496       $6,643,376
=============================================================================================================================
Supplemental disclosure of cash flow information:
-----------------------------------------------------------------------------------------------------------------------------
           Interest paid                                                    $12,746,068        $8,460,770       $6,526,690
=============================================================================================================================
           Income taxes paid                                                $ 1,707,618        $  820,000       $        -
=============================================================================================================================

The Company had no non-cash items during the year except changes in unrealized gain/loss on available for sale securities.

The accompanying notes are an integral part of the consolidated financial statements.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION - Park Meridian Bank (the "Bank") was organized and incorporated under the laws of the State of North Carolina on July 12, 1990, and began banking operations on August 20, 1991. The Bank operates two branches in Charlotte, North Carolina. The Bank's primary source of revenue is derived from loans and leases to customers, who are predominately small to medium size businesses and upper income individuals in Mecklenburg County, North Carolina.

On August 4, 2000, Park Meridian Financial Corporation (the "Company") completed a share exchange (the "Share Exchange") with the Bank, in which one share of common stock of the Bank was exchanged for the right to receive one share of common stock of the Company. As a result of the Share Exchange, the Bank became a wholly owned subsidiary of the Company. The Company was organized by the members of the board of directors of the Bank for the purpose of forming a holding company for the Bank. Prior to the completion of the Share Exchange, the Company had no assets and conducted no business. The consolidated financial statements of the Company reflect the historical operations of the Bank prior to the Share Exchange.

The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the banking industry. The following is a summary of the more significant of these policies.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Park Meridian Financial Corporation, its wholly owned subsidiary, Park Meridian Bank and the Bank's 80% owned subsidiary, Park Mortgage Company, L.L.C. Intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SECURITIES - Securities are classified into three categories and accounted for as follows: (1) debt securities that the Company has the positive intent and the ability to hold to maturity are classified as Held to Maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as Trading securities and reported at fair value, with unrealized gains and losses included in earnings; (3) debt and equity securities not classified as either held to maturity securities or trading securities are classified as Available for Sale securities and reported at fair value, with unrealized gains and losses, net of taxes, included in other comprehensive income.

Gains and losses on sales of securities, computed based on specific identification of the adjusted cost of each security, are included in other income. Premiums and discounts on debt securities are recognized in interest income on the level yield method over the period to maturity.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

LOANS AND LEASES AND ALLOWANCE FOR LOAN AND LEASE LOSSES - Loans and leases are carried at their principal amount outstanding. Interest on loans and leases is calculated by using the simple interest method on daily balances of the principal amount outstanding. All leases are direct finance equipment leases with guaranteed residuals. Generally, interest is discontinued on loans 90 days past due as to principal or interest unless, in management's opinion, collection of both principal and interest is assured by way of collateralization, guarantees, or other security and the loan is in process of collection. Loans are returned to an accrual status when management determines, based on an evaluation of the underlying collateral together with the borrower's payment record and financial condition, that the borrower has the ability and intent to meet the contractual obligations of the loan agreement. Loan and lease origination fees and costs are deferred and included in income and expense using a method that approximates the level yield method. Mortgage loans held for sale are carried at lower of cost or market.

The allowance for loan and lease losses is established through a provision for loan and lease losses charged to expense. Loans and leases are charged against the allowance for loan and lease losses when management believes that the collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable losses on existing loans and leases based on evaluations of their collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the loan and lease portfolio, overall portfolio quality, review of specific problem loans and leases and current economic conditions and trends that may affect the borrowers' ability to pay. The evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows on impaired loans, which may be susceptible to significant change in the future.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for loan and lease losses and losses on real estate owned. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," requires that creditors value all specifically reviewed loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement at the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral, if the loan is collateral dependent. Expected cash flows are required to be discounted at the loan's effective interest rate.

The provisions of SFAS No. 114 do not apply to large groups of smaller-balance homogenous loans that are collectively evaluated for impairment. For the Company, these loans include residential mortgage and consumer loans.

Management considers loans to be impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors that influence management's judgments include, but are not limited to, loan payment patterns, source of repayment, and value of collateral. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources for identification of loans to be evaluated for impairment include past due and nonaccrual reports, internally generated lists of loans of certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. The Company had no impaired loans during the three years ended December 31, 2000.

Generally, cash receipts are applied under the contractual terms of the loan agreement first to principal and then to interest income. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement, provided the borrower has demonstrated the ability to make payments for a reasonable period of time. Interest income is recognized on these loans using the accrual method of accounting. The Company had no such restructured loans during 2000, 1999, or 1998.

LOAN FEES AND COSTS - Loan origination and commitment fees and direct loan origination costs (principally salaries and employee benefits) are deferred and amortized to income over the contractual life of the related loans or commitments, adjusted for prepayments, using the level yield method.

MORTGAGE BANKING ACTIVITY - The bank applies a financial-components approach that focuses on control when accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This approach provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. All transfers of loans during 2000, 1999 and 1998 were accounted for as sales. The Company did not retain servicing rights on the sold loans.

PREMISES AND EQUIPMENT - Land is carried at cost. The Company's premises and equipment are stated at cost less accumulated depreciation. Depreciation is being provided by the straight-line method over the estimated useful lives of the related assets.

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and improvements are capitalized and depreciated over their useful lives. Upon disposition, the asset and related accumulated depreciation are relieved and any resulting gain or loss is charged to income.

INCOME TAXES - The Company uses the asset and liability method for income taxes where deferred tax asset and liability balances are recognized for future tax consequences attributable to differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RETIREMENT PLAN - The Company has a contributory 401(k) Profit Sharing Plan covering substantially all employees. Under the plan, participants are permitted to make discretionary contributions up to 15% of annual compensation. The Company makes discretionary annual contributions in amounts determined by the Board of Directors. The Company contributed (in the form of matching) $.33 per one dollar up to 6% of the employee's annual deferrals in 2000. The Company also contributed 1.8% of the employee's annual salary in the form of profit sharing. Expenses charged to earnings for this plan for the year ended December 31, 2000 were $70,228. For 1999 and 1998, the Company matched $.50 per one dollar up to 6% of the employee's annual deferrals. The expense charged to earnings for 1999 and 1998 was $48,795 and $44,866, respectively.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with banks and federal funds sold. Generally, federal funds are sold for one-day periods.

STOCKHOLDERS' EQUITY - During 1998, the board of directors approved a five for four stock split to stockholders of record on September 1, 1998. This split was effected in the form of a 25% stock dividend. All per share amounts and stock option data in the consolidated financial statements and accompanying notes have been restated to reflect the impact of the stock split.

During 2000, the Company reduced the par value of its common stock from $3 per share to $.01 per share. During 1998, the Company reduced the par value of its common stock from $4 per share to $3 per share. At December 31, 2000 and 1999, the Company had 25,000,000 and 10,000,000 authorized shares, respectively.

SEGMENT INFORMATION - During the year ended December 31, 1998, the Company adopted the provisions of SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises report related disclosures and descriptive information about products and services provided by significant segments, geographic areas, and major customers, differences between the measurements used in reporting segment information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company has determined that it has one significant operating segment, the providing of general commercial financial services to customers located in the single geographic area of Mecklenburg County, North Carolina and surrounding communities. The various products are those generally offered by community banks, and the allocation of resources is based on the overall performance of the institution, versus the individual branches or products.

DERIVATIVE FINANCIAL INSTRUMENTS - The Company uses interest rate cap and floor agreements, known as derivative financial instruments, for interest rate risk protection. These agreements have been used by the Company to protect its adjustable rate loan portfolio from decreases in interest rates. The differential to be paid or received is accrued as an adjustment to interest income as interest rates change. The fair values of interest rate cap and floor agreements are not recognized in the financial statements. The Company is an end-user of derivatives and does not conduct trading activities for derivatives.

In 2000, the Company entered into an interest rate cap and an interest rate floor agreement, which mature in 2002. Under the agreements, the Company receives cash on a notional amount of $20 million if the prime rate is less than 9% and pays cash on a notional amount of $15 million if the prime rate is greater than 10%. Under the outstanding interest rate agreements, the amount recorded as an increase in interest income was $9,869 in 2000. The Company is exposed to loss if the counterparty fails to perform; however, the Company does not anticipate such nonperformance. The Company does not obtain or pledge any collateral under its interest rate agreements, but monitors the credit standing of the counterparty.

STOCK COMPENSATION PLANS - Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Opinion No. 25, "Accounting for Stock Issued to Employees", whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, had provided pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

NEW ACCOUNTING PRONOUNCEMENTS - In September 2000, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which revises the criteria for accounting for securitizations and other transfers of financial assets and collateral, and introduces new disclosures. SFAS 140 replaces SFAS 125, which was issued in June 1996. The enhanced disclosure requirements are effective for year-end 2000. The other provisions of SFAS 140 apply prospectively to transfers of financial assets and extinguishments of liabilities occurring after March 31, 2001. The effect of SFAS 140 on the Company is not expected to be material.

In 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 137 and SFAS 138, which establishes accounting and reporting standards for derivatives and hedging activities. SFAS 133 requires that all derivatives be recognized as assets or liabilities in the balance sheet and that these instruments be measured at fair value through adjustments to either other comprehensive income or to current earnings, depending on the purpose for which the derivative is held. SFAS 133 will be adopted by the Company on January 1, 2001. As of December 31, 2000 the Company's derivatives consisted of interest rate cap and floor agreements and fixed rate conforming mortgage loan commitment, none of which are to be designated as hedges under SFAS 133. As of December 31, 2000 the net fair value of the derivatives is approximately $100,000, which will be reflected (net of income taxes) as a cumulative effect of the adoption of SFAS 133 on January 1, 2001.

RECLASSIFICATIONS - Certain prior year amounts have been reclassified in order to conform with the presentation in the 2000 consolidated financial statements. Such reclassifications had no effect on previously reported net income or stockholders' equity.

2.  SECURITIES:

The carrying amounts of securities available for sale at December 31 are summarized as follows:

                                                                     Gross               Gross            Estimated
                                             Amortized          Unrealized          Unrealized                 Fair
                                                  Cost               Gains              Losses                Value
                                       ----------------     ---------------    ----------------    -----------------
2000
--------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities                   $ 2,516,910           $   3,887          $    2,839         $  2,517,958
--------------------------------------------------------------------------------------------------------------------
U.S. government agency                      45,843,470             122,733             517,263           45,448,936
--------------------------------------------------------------------------------------------------------------------
State and political subdivisions            13,294,256             269,665             163,295           13,400,626
====================================================================================================================
                                           $61,654,636           $ 396,285          $  683,397         $ 61,367,520
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------
1999
--------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities                   $ 4,034,986           $   2,697          $   34,715         $  4,002,968
--------------------------------------------------------------------------------------------------------------------
U.S. government agency                      44,988,510                   -           1,951,736           43,036,774
--------------------------------------------------------------------------------------------------------------------
State and political subdivisions            13,067,483              23,121             630,217           12,460,387
====================================================================================================================
                                           $62,090,979           $  25,818          $2,616,668         $ 59,500,129
====================================================================================================================

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

The amortized costs and estimated market values of debt securities available for sale at December 31, 2000, by contractual maturities, are as shown below. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortized            Estimated
                                                     Cost           Fair Value
-------------------------------------------------------------------------------
Due within one year                           $ 5,001,833          $ 4,975,853
-------------------------------------------------------------------------------
Due from one to five years                     27,929,970           27,805,413
-------------------------------------------------------------------------------
Due from five to ten years                     20,297,838           20,154,724
-------------------------------------------------------------------------------
Due after ten years                             8,424,995            8,431,530
===============================================================================
                                              $61,654,636          $61,367,520
===============================================================================

A summary of proceeds from sales of securities and the related gross gains and losses realized on those sales for each of the years in the three year period ended December 31 is as follows:

-------------------------------------------------------------------------------
                                        2000             1999             1998
-------------------------------------------------------------------------------
Proceeds                         $ 1,905,511       $7,295,800       $8,918,428
-------------------------------------------------------------------------------
Gross realized gains             $         -       $   71,318       $   51,980
-------------------------------------------------------------------------------
Gross realized losses            $     4,871       $        -       $    2,433
-------------------------------------------------------------------------------

Securities with an approximate book value of $1,680,000 and $1,576,000 at December 31, 2000 and 1999, respectively, were pledged to secure government and trust deposits with the Bank and for other purposes required or permitted by law. The book value of securities pledged to secure Federal Home Loan Bank advances was $33,947,000 and $34,981,000 at December 31, 2000 and 1999,
respectively.

Federal Home Loan Bank ("FHLB") stock is classified as a restricted investment security and carried at cost. The FHLB stock is an equity interest in the FHLB and does not have a readily determinable fair market value.

3.  LOANS AND LEASES:

Major classifications of loans and leases at December 31 are summarized as follows:

                                                         2000             1999
--------------------------------------------------------------------------------
Commercial                                      $  48,127,747    $  30,458,847
--------------------------------------------------------------------------------
Real estate - mortgage                             90,263,933       70,416,849
--------------------------------------------------------------------------------
Lease financing*                                   20,710,858       18,143,766
--------------------------------------------------------------------------------
Home equity                                        31,779,835       27,601,321
--------------------------------------------------------------------------------
Consumer                                            3,298,629        3,131,357
--------------------------------------------------------------------------------
Demand deposit line of credit                          90,799           78,551
--------------------------------------------------------------------------------
Overdrafts                                              6,221            5,305
--------------------------------------------------------------------------------
Unearned income and net deferred fees/costs           112,069            1,812
================================================================================
                                                  194,390,091      149,837,808
================================================================================
Less: Allowance for loan and lease losses           2,763,447        1,997,453
================================================================================
                                                $ 191,626,644    $ 147,840,355
================================================================================

* Lease financing consists of gross receivables of $24,762,861 and $21,389,908, and unearned income of $4,052,003 and $3,246,142 for 2000 and 1999, respectively.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

There were no nonaccrual loans or leases at December 31, 2000 or 1999.

A summary of the activity in the allowance for loan and lease losses for each of the years in the three year period ended December 31, 2000 is as follows:

                                                  2000              1999              1998
-------------------------------------------------------------------------------------------
Balance, beginning of year                 $ 1,997,453       $ 1,626,086       $ 1,291,202
-------------------------------------------------------------------------------------------
Provision for loan and lease losses            833,000           407,000           420,000
-------------------------------------------------------------------------------------------
Charge-offs                                    (67,153)         (112,633)          (85,116)
-------------------------------------------------------------------------------------------
Recoveries                                         147            77,000                 -
===========================================================================================
Balance, end of year                       $ 2,763,447       $ 1,997,453       $ 1,626,086
===========================================================================================

4.  PREMISES AND EQUIPMENT:

Premises and equipment at December 31 consisted of the following:

                                                      2000                 1999
--------------------------------------------------------------------------------
Land and building                              $ 6,202,100          $ 5,486,921
--------------------------------------------------------------------------------
Furniture and fixtures                             776,545              758,977
--------------------------------------------------------------------------------
Equipment                                        1,486,207            1,394,075
--------------------------------------------------------------------------------
Construction in progress                           723,816               39,406
================================================================================
                                                 9,188,668            7,679,379
================================================================================
Less accumulated depreciation                    1,848,978            1,559,520
================================================================================
                                               $ 7,339,690          $ 6,119,859
================================================================================

5.  DEPOSITS

The scheduled maturities of time deposits at December 31, 2000 are as follows:

------------------------------------------------------------------------------
2001                                                            $ 124,007,538
------------------------------------------------------------------------------
2002                                                               14,890,050
------------------------------------------------------------------------------
2003                                                                7,816,281
------------------------------------------------------------------------------
2004                                                                  270,711
------------------------------------------------------------------------------
2005 and thereafter                                                   919,965
==============================================================================
                                                                $ 147,904,545
==============================================================================

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

6.  OTHER BORROWINGS:

Other borrowings at December 31 consisted of the following:

                                                       2000                1999
--------------------------------------------------------------------------------
FHLB:
--------------------------------------------------------------------------------
    Short-term advances - variable rate         $         -         $37,300,000
--------------------------------------------------------------------------------
    Long-term advances - variable rate           27,000,000                   -
--------------------------------------------------------------------------------
    Long-term advances - 5.51%                   10,000,000          10,000,000
--------------------------------------------------------------------------------
    Long-term advances - 4.90%                   20,000,000
--------------------------------------------------------------------------------
HSBC mortgage warehouse line of credit            4,431,043           1,457,625
--------------------------------------------------------------------------------
Federal funds purchased                           2,000,000                   -
================================================================================
Total other borrowings                          $63,431,043         $48,757,625
================================================================================

The FHLB advances are collateralized by a blanket lien on mortgage loans secured by one to four family homes and by certain pledged securities. As of December 31, 2000, the variable rate, long term advances (maturing February 4, 2002) had an interest rate which parallels federal funds rates (6.87% at December 31, 2000). The long-term advances, 5.51% and 4.90%, are due March 2008 and December 2010, respectively. The long-term advance, 5.51% is callable at par value on March 26, 2003. The long-term advance, 4.90%, is callable at par value on December 23, 2002 and every three months thereafter. The mortgage warehouse line of credit bears interest, payable monthly, at the LIBOR rate plus 1/2% (7.38% at December 31, 2000) and is due June 2001.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

7.  STOCK OPTIONS:

On October 1, 1991, the Company granted an officer options to purchase 61,035 shares of common stock at $4.10 per share. The options expire January 29, 2002. All of these options became exercisable as of December 31, 1996. During the year ended December 31, 2000, 6,000 of these options were exercised.

On May 11, 1993, the Company granted its Board of Directors options to purchase 144,531 shares of common stock at $5.12 per share. These options vested immediately and expired five years from the grant date. All of these options were exercised during the year ended December 31, 1998.

On May 21, 1998, the Company granted its Board of Directors options to purchase 168,750 shares of common stock at $13.20 per share. These options may be exercised at any time within ten years after the grant date. The weighted average fair value of these options was $5.22 as determined by using the Black-Scholes model at the grant date. At December 31, 2000, all of these granted options remained outstanding.

The Company also has an employee stock option plan (the "Plan") which has reserved 251,868 shares for the benefit of certain key officers and employees. Options under this plan are granted at no less than fair market value at the date of grant and are subject to a vesting requirement. The options expire no later than ten years after the date of grant. Activity in the Plan is summarized as follows:

                                            2000                   1999                     1998
-----------------------------------------------------------------------------------------------------------
                                                 Weighted                Weighted                 Weighted
                                                  Average                 Average                  Average
                                                 Exercise                Exercise                 Exercise
                                      Shares        Price     Shares        Price     Shares         Price
-----------------------------------------------------------------------------------------------------------
Outstanding at beginning of year     187,505       $ 9.64   186,224       $  9.25    95,587        $  5.35
-----------------------------------------------------------------------------------------------------------
Granted                                3,000        13.50    15,500         13.50    91,750          13.27
-----------------------------------------------------------------------------------------------------------
Exercised                            (19,414)        4.50    (9,000)         6.48      (800)          4.50
-----------------------------------------------------------------------------------------------------------
Forfeited                            (11,564)       13.60    (5,219)        12.77      (313)         13.60
===========================================================================================================
Outstanding at end of year           159,527         9.80   187,505          9.64   186,224           9.25
===========================================================================================================
Options exercisable at year-end      110,368                111,952                  84,295
===========================================================================================================

The following table summarizes information about the Plan's stock options at December 31, 2000:

                                     Options Outstanding                Options Exercisable
--------------------------------------------------------------------------------------------------
                                             Weighted
                                              Average     Weighted
                                  Number    Remaining      Average        Number         Weighted
                             Outstanding  Contractual     Exercise   Exercisable          Average
                             at 12/31/00         Life        Price   at 12/31/00   Exercise Price
--------------------------------------------------------------------------------------------------
Range of Exercise Prices
--------------------------------------------------------------------------------------------------
         $4.50                    48,028      3 years      $  4.50        48,028          $  4.50
--------------------------------------------------------------------------------------------------
     $6.40 - $8.64                17,191      6 years         8.13        14,891             8.11
--------------------------------------------------------------------------------------------------
    $13.20 - $13.60               94,308      7 years        13.30        47,449            13.28
==================================================================================================
                                 159,527                                 110,368
==================================================================================================

Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, the Company has chosen to continue to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for any options granted.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for stock option awards, consistent with the method of SFAS No. 123, the result would have been as follows:

                                     2000                          1999                           1998
--------------------------------------------------------------------------------------------------------------------
                           As Reported      Pro Forma     As Reported      Pro Forma     As Reported      Pro Forma
--------------------------------------------------------------------------------------------------------------------
Net income                  $2,470,648     $2,454,538      $2,008,644     $1,945,946      $1,602,002     $1,004,382
--------------------------------------------------------------------------------------------------------------------
Net income per share -
basic                       $      .90     $      .89      $      .74     $      .71      $      .60     $      .38
--------------------------------------------------------------------------------------------------------------------
Net income per share -
diluted                     $      .88     $      .87      $      .70     $      .68      $      .57     $      .35
--------------------------------------------------------------------------------------------------------------------

The weighted average fair value of options granted during the years ended December 31, 2000, 1999 and 1998 were $5.37, $5.35 and $5.24, respectively.

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998, respectively: no dividend yield; expected volatility of 21.3%, 19.9% and 18.8%; risk free interest rates of 5.95%, 6.09% and 6.25%; and expected lives of 7 years.

8.  INCOME TAXES:

Income tax expense (benefit) for the years ended December 31 consisted of the following:

                                    2000                1999            1998
------------------------------------------------------------------------------
Current:
------------------------------------------------------------------------------
     Federal                 $ 1,519,680           $ 964,385       $ 785,195
------------------------------------------------------------------------------
     State                        27,444                   -               -
==============================================================================
                               1,547,124             964,385         785,195
==============================================================================
Deferred:
------------------------------------------------------------------------------
     Federal                    (355,623)            (46,703)        (94,758)
------------------------------------------------------------------------------
     State                       (29,211)            (15,248)        (14,242)
==============================================================================
                                (384,834)            (61,951)       (109,000)
==============================================================================
                             $ 1,162,290           $ 902,434       $ 676,195
==============================================================================

The principal differences between the actual tax expense and the expected expense based on the federal statutory rate for the years ended December 31 are as follows:

                                                             2000             1999            1998
----------------------------------------------------------------------------------------------------
Provision at statutory rate of 34%                    $ 1,235,199         $989,767       $ 774,587
----------------------------------------------------------------------------------------------------
State income tax, net of federal tax benefit              (1,165)          (10,183)         (9,400)
----------------------------------------------------------------------------------------------------
Tax exempt income from securities less
     related non-deductible interest expense             (167,067)        (163,359)       (123,919)
----------------------------------------------------------------------------------------------------
Other, net                                                 95,323           86,209          34,927
====================================================================================================
                                                      $ 1,162,290         $902,434       $ 676,195
====================================================================================================
Effective income tax rate                                   31.9%            31.0%           29.7%
====================================================================================================

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

The components of deferred income tax assets (liabilities) as of December 31 are as follows:

                                                            2000                1999
---------------------------------------------------------------------------------------
Deferred tax assets:
---------------------------------------------------------------------------------------
     Allowance for loan and lease losses              $ 1,006,055        $   707,358
---------------------------------------------------------------------------------------
     Deferred compensation                                    -                8,970
---------------------------------------------------------------------------------------
     Unrealized securities gains                           97,619            880,889
---------------------------------------------------------------------------------------
     Other, net                                             6,017                 -
=======================================================================================
Gross deferred tax assets                               1,109,691          1,597,217
=======================================================================================

Deferred tax liabilities:
---------------------------------------------------------------------------------------
     Deferred compensation                               (43,207)                 -
---------------------------------------------------------------------------------------
     Depreciation                                       (176,837)           (148,810)
---------------------------------------------------------------------------------------
     Leasing                                            (106,244)           (246,597)
---------------------------------------------------------------------------------------
     Other, net                                                 -            (19,970)
=======================================================================================
Gross deferred tax liabilities                          (326,288)           (415,377)
=======================================================================================
Net deferred tax asset                                  $783,403         $ 1,181,840
=======================================================================================

A portion of the change in the net deferred tax asset relates to unrealized gains and losses on securities available for sale. The related current period decrease in deferred tax assets of approximately $783,270 as of December 31, 2000 has been recorded directly to shareholders' equity. The balance of the 2000 change in the net deferred tax asset of $384,834 is reflected as a deferred income tax benefit in the consolidated statements of income.

It is management's belief that realization of the net deferred tax asset as of December 31, 2000 and 1999 is more likely than not based upon the Bank's history of taxable income and estimates of future taxable income. Therefore, no valuation allowance was necessary.

9.  COMPREHENSIVE INCOME:

Comprehensive income is defined as net income plus transactions and other occurrences which are the result of nonowner changes in equity. Other comprehensive income is defined as comprehensive income exclusive of net income. Unrealized gains (losses) on available for sale securities represent the sole component of the Bank's other comprehensive income. Other comprehensive income
(loss) consists of the following:

                                                      2000            1999            1998
-------------------------------------------------------------------------------------------
Unrealized holding gains (losses)
    arising during the year                    $ 2,298,866     ($3,349,791)       $499,554
-------------------------------------------------------------------------------------------
Reclassification adjustment for gains
    (losses) included in net income                 (4,871)         71,318          49,547
-------------------------------------------------------------------------------------------
Other comprehensive income (loss)
    before tax                                   2,303,737      (3,421,109)        450,007
-------------------------------------------------------------------------------------------
Income tax expense (benefit) related to
    other comprehensive income                     783,270      (1,163,177)        110,063
===========================================================================================
Other comprehensive income (loss)              $ 1,520,467     ($2,257,932)       $339,944
===========================================================================================

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

10.  EARNINGS PER SHARE

The following tables reconcile the numerators and denominators used to calculate basic and diluted earnings per share for the years ended December 31:

                                                                                    Average
                                                                  Income             Shares
2000                                                            (Numerator)      (Denominator)      Per Share
--------------------------------------------------------------------------------------------------------------
Basic
        Net income                                               $2,470,648           2,753,534         $ .90
--------------------------------------------------------------------------------------------------------------
Diluted
        Assumed exercises of stock options                                -              60,387
--------------------------------------------------------------------------------------------------------------
        Net income and assumed exercises of stock options        $2,470,648           2,813,921         $ .88
--------------------------------------------------------------------------------------------------------------


                                                                                    Average
                                                                  Income             Shares
1999                                                            (Numerator)      (Denominator)      Per Share
--------------------------------------------------------------------------------------------------------------
Basic
        Net income                                               $2,008,644           2,728,640         $ .74
--------------------------------------------------------------------------------------------------------------
Diluted
        Assumed exercises of stock options                                -             124,999
--------------------------------------------------------------------------------------------------------------
        Net income and assumed exercises of stock options        $2,008,644           2,853,639         $ .70
--------------------------------------------------------------------------------------------------------------


                                                                                    Average
                                                                  Income             Shares
1998                                                            (Numerator)      (Denominator)      Per Share
--------------------------------------------------------------------------------------------------------------
Basic
        Net income                                               $1,602,002           2,671,998         $ .60
--------------------------------------------------------------------------------------------------------------
Diluted
        Assumed exercises of stock options                                -             146,603
--------------------------------------------------------------------------------------------------------------
        Net income and assumed exercises of stock options        $1,602,002           2,818,601         $ .57
--------------------------------------------------------------------------------------------------------------


11.  COMMITMENTS AND CONTINGENCIES

In the normal course of business the Bank offers various financial products to its customers to meet their credit and liquidity needs. Subject to its normal credit standards and risk monitoring procedures, the Bank extends credit in the form of loan and lease commitments, lines of credit, and standby letters of credit. Contract amounts of the instruments indicate the maximum exposure the Bank has in each class of financial instrument. These commitments and contingencies are not reflected in the accompanying financial statements.

The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, real estate and time deposits with financial institutions. The total commitments do not necessarily represent future cash requirements as many commitments may expire without being exercised.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

As of December 31, outstanding financial instruments whose contract amounts represent credit risk were as follows:

                                                       2000              1999
------------------------------------------------------------------------------
Outstanding loan and lease commitments          $25,639,031       $17,459,704
------------------------------------------------------------------------------
Unfunded lines of credit                         29,689,107        47,273,180
------------------------------------------------------------------------------
Standby letters of credit                           975,212         2,197,026
------------------------------------------------------------------------------


12.  RELATED PARTY TRANSACTIONS

Loans are made, in the normal course of business, to directors, officers and their related interests. Total loans to such groups were $7,700,000 and $4,458,000 at December 31, 2000 and 1999, respectively. During 2000, loans aggregating $5,819,765 were made to, and $2,577,765 was repaid by, directors, officers and their related interests.

During each of the three years ending December 31, 2000, the Bank also had deposit relationships with several of the directors of the Bank and with companies with which certain directors are associated.

13.  REGULATORY RESTRICTIONS

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to adjusted average assets (as defined). Management believes, as of December 31, 2000, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2000, the most recent notification from the Bank's various regulators categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be "well capitalized" the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since the notification that management believes have changed the institutions' category.

Industry regulators limit dividends that can be paid by the Company's subsidiary. Banks are limited in their ability to pay dividends in two principal ways. First, dividends cannot exceed the Bank's undivided profits, less statutory bad debt in excess of the Bank's allowance for loan losses. Second, in any year, dividends may not exceed the Bank's net profits for that year, plus its retained earnings from the preceding two years.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

The Bank's actual capital amounts and ratios are also presented in the following table. The Company's actual capital amounts and ratios are substantially the same as those of the Bank.

                                                              2000
-------------------------------------------------------------------------------------------------------------
                                    Actual               For Capital Adequacy           Well Capitalized
                              Amount      Percent         Amount      Percent          Amount      Percent
-------------------------------------------------------------------------------------------------------------
Total Capital (to Risk
 Weighted Assets)          $24,852,000      11.61%     $17,132,000      8.00%       $21,414,000      10.00%
-------------------------------------------------------------------------------------------------------------
Tier 1 Capital (to Risk
 Weighted Assets)          $22,175,000      10.36       $8,566,000      4.00        $12,849,000       6.00
-------------------------------------------------------------------------------------------------------------
Tier 1 Capital (to
 Average Assets)           $22,175,000       8.61      $10,301,000      4.00        $12,877,000       5.00
-------------------------------------------------------------------------------------------------------------


                                                              1999
-------------------------------------------------------------------------------------------------------------
                                    Actual               For Capital Adequacy           Well Capitalized
                              Amount      Percent         Amount      Percent          Amount      Percent
-------------------------------------------------------------------------------------------------------------
Total Capital (to Risk
 Weighted Assets)         $21,885,000      13.05%      $13,415,000      8.00%      $16,768,000      10.00%
-------------------------------------------------------------------------------------------------------------
Tier 1 Capital (to Risk
 Weighted Assets)         $19,888,000      11.86        $6,707,000      4.00       $10,061,000       6.00
-------------------------------------------------------------------------------------------------------------
Tier 1 Capital (to
 Average Assets)          $19,888,000      10.05        $7,912,000      4.00        $9,890,000       5.00
-------------------------------------------------------------------------------------------------------------

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Current accounting standards require disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the balance sheet for cash and short-term instruments approximates the fair values of those assets.

Securities - Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The fair value of the FHLB stock is equal to its carrying value.

Loans and leases receivable - The fair values for loans and leases are estimated using discounted cash flow analyses using interest rates currently being offered for loans and leases with similar terms to borrowers of similar credit quality.

Off-balance-sheet instruments - The Bank's loan and lease commitments, unfunded lines of credit and standby letters of credit are negotiated at current market rates and are relatively short-term in nature and, therefore, the fair value of these instruments is negligible. The fair values of the interest rate floor and cap agreements are estimated using third party quotes.

Deposit liabilities - The fair values disclosed for deposits with no stated maturity (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for deposits with a stated maturity date (time deposits) are estimated using a discounted cash flow calculation that applies interest rates currently being offered on these accounts to a schedule of aggregated expected monthly maturities on time deposits.

Other borrowings - The fair values for fixed rate borrowings are estimated using discounted cash flow analyses using interest rates currently offered. The carrying amount for variable rate borrowings approximates fair value.

Interest receivable and payable - The carrying amounts of accrued interest approximates their fair values.

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                         2000
-----------------------------------------------------------------------------------------------
                                                              Estimated Fair          Carrying
                            ASSETS                                     Value             Value
-----------------------------------------------------------------------------------------------
Cash and cash equivalents                                       $ 14,527,696      $ 14,527,696
-----------------------------------------------------------------------------------------------
Securities                                                        64,348,520        64,348,520
-----------------------------------------------------------------------------------------------
Loans and leases, net                                            195,546,168       196,337,999
-----------------------------------------------------------------------------------------------
Interest receivable                                                1,717,242         1,717,242
-----------------------------------------------------------------------------------------------
Off-balance-sheet financial instruments                              100,000               591
===============================================================================================
                          LIABILITIES
-----------------------------------------------------------------------------------------------
Deposits with no stated maturity                                  49,353,570        49,353,570
-----------------------------------------------------------------------------------------------
Deposits with stated maturity                                    147,886,300       147,904,545
-----------------------------------------------------------------------------------------------
Other borrowings                                                  61,688,392        63,431,043
-----------------------------------------------------------------------------------------------
Interest payable                                                   1,522,716         1,522,716
===============================================================================================


                                                                        1999
-----------------------------------------------------------------------------------------------
                                                              Estimated Fair          Carrying
                            ASSETS                                     Value             Value
-----------------------------------------------------------------------------------------------
Cash and cash equivalents                                       $  6,009,496      $  6,009,496
-----------------------------------------------------------------------------------------------
Securities                                                        63,284,129        63,284,129
-----------------------------------------------------------------------------------------------
Loans and leases, net                                            148,808,459       149,798,729
-----------------------------------------------------------------------------------------------
Interest receivable                                                1,352,453         1,352,453
-----------------------------------------------------------------------------------------------
Off-balance-sheet financial instruments                                    -                 -
===============================================================================================
                          LIABILITIES
-----------------------------------------------------------------------------------------------
Deposits with no stated maturity                                  48,843,113        48,843,113
-----------------------------------------------------------------------------------------------
Deposits with stated maturity                                    109,900,114       110,178,417
-----------------------------------------------------------------------------------------------
Other borrowings                                                  48,757,625        48,757,625
-----------------------------------------------------------------------------------------------
Interest payable                                                     815,352           815,352
===============================================================================================


15.  PARK MERIDIAN FINANCIAL CORPORATION (PARENT COMPANY ONLY)

Presented below are the condensed financial statements for Park Meridian Financial Corporation (Parent Company Only).

                                  BALANCE SHEET
                                DECEMBER 31, 2000
                                                                        2000
-----------------------------------------------------------------------------
Assets
-----------------------------------------------------------------------------
     Cash and due from banks                                       $  23,718
-----------------------------------------------------------------------------
     Investment in banking subsidiary                             21,954,266
-----------------------------------------------------------------------------
     Other assets                                                    258,198
=============================================================================
          TOTAL ASSETS                                          $ 22,236,182
=============================================================================
Liabilities and stockholders' equity
-----------------------------------------------------------------------------
     Stockholders' equity                                       $ 22,236,182
=============================================================================
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 22,236,182
=============================================================================

               Park Meridian Financial Corporation and Subsidiary
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                               STATEMENT OF INCOME
             FOR THE PERIOD AUGUST 3, 2000 THROUGH DECEMBER 31, 2000

                                                                                         2000
----------------------------------------------------------------------------------------------
Income
----------------------------------------------------------------------------------------------
     Dividends from banking subsidiary                                            $   275,000
----------------------------------------------------------------------------------------------
Expenses
----------------------------------------------------------------------------------------------
     Other expenses                                                                     1,285
==============================================================================================
          INCOME BEFORE INCOME TAXES AND
            EQUITY IN UNDISTRIBUTED EARNINGS OF BANKING SUBSIDIARY                    273,715
==============================================================================================
          EQUITY IN UNDISTRIBUTED EARNINGS OF BANKING SUBSIDIARY                    2,196,933
==============================================================================================
          NET INCOME                                                              $ 2,470,648
==============================================================================================


                             STATEMENT OF CASH FLOWS
             FOR THE PERIOD AUGUST 3, 2000 THROUGH DECEMBER 31, 2000

                                                                                           2000
------------------------------------------------------------------------------------------------
Cash flows from operating activities
------------------------------------------------------------------------------------------------
     Net income                                                                     $ 2,470,648
------------------------------------------------------------------------------------------------
          Adjustments to reconcile net income to net cash
             Provided by operating activities:
------------------------------------------------------------------------------------------------
          Equity in undistributed earnings of banking subsidiary                     (2,196,933)
------------------------------------------------------------------------------------------------
           Increase in other assets                                                    (258,197)
================================================================================================
               NET CASH PROVIDED BY FINANCING ACTIVITIES                                 15,518
================================================================================================
Cash flows from financing activities
------------------------------------------------------------------------------------------------
     Issuance of common stock for exercise of stock options                               8,200
================================================================================================
               NET CASH PROVIDED BY FINANCING ACTIVITIES                                  8,200
================================================================================================
               NET INCREASE IN CASH AND CASH EQUIVALENTS
================================================================================================
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                -
================================================================================================
CASH AND CASH EQUIVALENTS AT END OF YEAR                                              $  23,718
================================================================================================

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

GENERAL

The Company earned $2,470,648 in 2000, a 23.0% increase over the net income of $2,008,644 in 1999. On a pre-tax basis, and before minority interest, the Company earned $3,645,444 in 2000 compared to $2,939,327 in 1999, an increase of 24.0%. The earnings increase resulted principally from the growth in earning assets. Total assets grew 25.3% to $285,732,690 from $228,053,859 at December 31, 1999. This growth was driven primarily by a 29.6% increase in net loans and leases to $191,626,644 at December 31, 2000.

The Company's deposit growth in 2000 of 24.0% was lower than asset growth. Federal Home Loan Bank borrowings were used as another form of funding asset growth because of favorable interest rates. FHLB borrowings increased to $57,000,000 at December 31, 2000. The Company's loan-to-deposit ratio increased to 98.5% at the end of 2000 compared to 94.2% at year end 1999.


NET INTEREST INCOME

Net interest income is the Company's principal source of income. Net interest income is the amount that interest earned on interest-earning assets (loans, leases, securities, time deposits and federal funds sold) exceeds the interest expense incurred on interest bearing liabilities (primarily deposits and borrowings). In 2000, net interest income was 83.2% of net revenues (net interest income plus non-interest income) compared to 78.3% in 1999 and 73.1% in 1998. The primary factors affecting the level of net interest income are:

     -    rates paid on deposits

     -    rates paid on borrowed funds

     -    the volume and relative mix of deposits and borrowings

     -    yields earned on earning assets

     -    the relative mix of earning assets

     -    the amount of non-earning assets

     - market factors affecting the cost of funds and yields at which funds can be deployed.


The Company's management seeks to maximize net interest income within the context of adequately providing for liquidity and asset quality. Net interest income for the years 2000, 1999, and 1998 is depicted in the following table.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

                 TABLE 1: INTEREST INCOME AND AVERAGE BALANCES*
                             (AMOUNTS IN THOUSANDS)

                                                   2000                            1999                              1998
-----------------------------------------------------------------------------------------------------------------------------------
                                              Interest*      FTE*             Interest*       FTE*              Interest*     FTE*
                                    Average     Income/    Yield/   Average     Income/     Yield/    Average     Income/   Yield/
                                    Balance    Expense*    Cost %   Balance     Expense     Cost %    Balance     Expense   Cost %
-----------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
-----------------------------------------------------------------------------------------------------------------------------------
Taxable securities and
interest-bearing deposits           $49,894      $3,310    6.62%    $48,230     $ 3,072     6.37%     $35,119     $ 2,247   6.40%
-----------------------------------------------------------------------------------------------------------------------------------
Non-taxable securities               12,936         911    7.04      12,141         886     7.30        8,881         663   7.46
-----------------------------------------------------------------------------------------------------------------------------------
Federal funds sold                      578          34    5.88         464          22     4.74        1,139          62   5.41
-----------------------------------------------------------------------------------------------------------------------------------
Loans and leases**                  183,511      17,523    9.55     126,835      11,084     8.74       97,804       8,947   9.15
===================================================================================================================================
Total interest earning assets:      249,456      21,778             187,670      15,064               142,943      11,919
===================================================================================================================================
Yield on average interest
   earning assets                                          8.82%                            8.03%                           8.34%
===================================================================================================================================
Noninterest-earning assets:
-----------------------------------------------------------------------------------------------------------------------------------
   Cash and due from banks            4,455                           4,551                             3,473
-----------------------------------------------------------------------------------------------------------------------------------
   Loan and lease reserve            (2,374)                         (1,768)                           (1,475)
-----------------------------------------------------------------------------------------------------------------------------------
   Premises and equipment             6,577                           6,103                             3,941
-----------------------------------------------------------------------------------------------------------------------------------
   Interest receivable and
     other assets                     3,538                           2,240                             3,349
===================================================================================================================================
Total noninterest-earning
   assets:                           12,196                          11,126                             9,288
===================================================================================================================================
Total assets                       $259,205                        $198,796                          $152,231
===================================================================================================================================
Interest-bearing liabilities:
-----------------------------------------------------------------------------------------------------------------------------------
   NOW accounts                     $ 7,654         189    2.47%    $ 5,557          77     1.38%     $ 4,562          91   1.99%
-----------------------------------------------------------------------------------------------------------------------------------
   Money market and savings          29,198       1,195    4.09      26,997       1,070     3.96       17,138         628   3.66
-----------------------------------------------------------------------------------------------------------------------------------
   Time deposits                    127,837       8,065    6.30      95,690       5,338     5.58       75,186       4,404   5.86
-----------------------------------------------------------------------------------------------------------------------------------
   Other borrowed funds **           61,551       4,011    6.52      39,342       2,173     5.52       25,978       1,563   6.02
===================================================================================================================================
Total interest-bearing
   liabilities                      226,240      13,460             167,586       8,658               122,864       6,686
===================================================================================================================================
Cost on average interest -
   bearing liabilities                                     5.95%                            5.16%                           5.44%
===================================================================================================================================
Noninterest-bearing
liabilities:
-----------------------------------------------------------------------------------------------------------------------------------
   Demand deposits                   11,069                          10,966                            10,629
-----------------------------------------------------------------------------------------------------------------------------------
   Interest payable                   1,247                             795                               699
-----------------------------------------------------------------------------------------------------------------------------------
   Other liabilities                    771                             588                               772
-----------------------------------------------------------------------------------------------------------------------------------
   Minority interest                     28                             234                               288
===================================================================================================================================
Total noninterest- bearing
    liabilities                      13,115                          12,583                            12,388
===================================================================================================================================
Total liabilities                   239,355                         180,169                           135,252
-----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                 19,850                          18,627                            16,979
===================================================================================================================================
Total liabilities and equity       $259,205                        $198,796                          $152,231
===================================================================================================================================
Net interest spread                                        2.87%                            2.87%                           2.90%
===================================================================================================================================
Net interest income                              $8,318                         $ 6,406                           $ 5,233
===================================================================================================================================
Net interest margin                                        3.37%                            3.41%                           3.66%
===================================================================================================================================

* Fully Taxable Equivalent (FTE) Basis @ 34% effective tax rate. (FTE adjustment of $278,000, $301,000 and $225,000, for 2000,1999, and 1998,
    respectively)
**  Includes $4,711,355, $1,958,374 and $6,539,381 in loans held for sale and
    $4,431,043, $1,457,625 and $6,287,729 in borrowed funds for Park Mortgage Company in 2000, 1999 and 1998, respectively.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

In 2000, net interest income increased to $8,045,799, which is a 31.8% increase over the $6,104,760 for 1999. Interest income totaled $21,499,231 in 2000 while interest expense was $13,453,432. The Company's net interest margin (FTE) was 3.37% for 2000 and 3.41% for 1999. The Company's net interest income increased principally because of increased levels of interest-earning assets and several prime rate increases. The decrease in margin is primarily due to an increased cost on average interest-bearing liabilities.

In 1999, net interest income increased by 21.9% to $6,104,759 from $5,007,538 in 1998. Interest income totaled $14,762,476 in 1999 while interest expense was $8,657,717. The Company's net interest margin (FTE) was 3.41% for 1999 and 3.66% for 1998. The Company's net interest income increased because of increased levels of average earning assets.

Table 2 depicts the change in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities as well as changes in rates. This table shows that from 1999 to 2000, the increase in net interest income was mostly attributable to the increase in the volume of loans.

                     TABLE 2: RATE/VOLUME VARIANCE ANALYSIS*
                             (AMOUNTS IN THOUSANDS)

                                                     2000 Compared to 1999                1999 Compared to 1998
------------------------------------------------------------------------------------------------------------------------
                                                                  Variance                              Variance
                                                Interest         Attributed           Interest         Attributed
                                                 Income/             To                Income/             to
                                                 Expense  -------------------------    Expense   -----------------------
                                                Variance         Rate     Volume      Variance         Rate      Volume
------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
------------------------------------------------------------------------------------------------------------------------
     Securities & interest-bearing deposits**    $  263      $   93       $  170       $1,048       $ (34)    $ 1,082
------------------------------------------------------------------------------------------------------------------------
     Federal funds sold                              12           7            5          (40)         (3)        (37)
------------------------------------------------------------------------------------------------------------------------
     Loans and leases                             6,439       1,486        4,953        2,137        (520)      2,657
========================================================================================================================
           Total                                  6,714       1,586        5,128        3,145        (557)      3,702
========================================================================================================================
Interest-bearing liabilities:
------------------------------------------------------------------------------------------------------------------------
     NOW accounts                                   112          83           29          (14)        (34)         20
------------------------------------------------------------------------------------------------------------------------
     Money market & savings                         125          38           87          442          80         362
------------------------------------------------------------------------------------------------------------------------
     Time certificates                            2,727         934        1,793          934        (270)      1,204
------------------------------------------------------------------------------------------------------------------------
     Other borrowed funds                         1,838         611        1,227          610        (194)        804
========================================================================================================================
           Total                                  4,802       1,666        3,136        1,972        (418)      2,390
========================================================================================================================
Net interest income                             $ 1,912       $ (80)     $ 1,992       $1,173      $ (139)    $ 1,312
========================================================================================================================

* The rate/volume change (change in rate times change in volume) has been allocated to the rate column.
** Presented on a fully taxable equivalent (FTE) basis. See table 1.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

PROVISION FOR LOAN AND LEASE LOSSES

A provision for loan and lease losses is charged against earnings in order to maintain the allowance for loan and lease losses at a level considered adequate by management to absorb probable losses existing in the loan and lease portfolio. During 2000, the provision recorded by the Company was $833,000, compared to $407,000 in 1999 and $420,000 in 1998. Some of the factors management uses in calculating the proper amount for the allowance for loan and lease losses are the relative components of the loan portfolio, past and present loan and lease loss experience, an assessment of how current economic conditions are impacting loans and leases, and an identification of specific loan and/or lease problem credits. The increase in the provision for loan losses during 2000 is largely attributable to an increase in loan originations as well as management's estimate of the effect of the slight downturn in the economy on the loan portfolio. The allowance for loan and lease losses stood at 1.42% of gross loans and leases (excluding loans held for sale) at the end of 2000 compared to 1.33% at the end of 1999, and 1.51% in 1998. For 2000, there were net charge offs of $67,006 compared to net charge offs of $35,633 in 1999.

OTHER INCOME

The Company generates non-interest income in a variety of ways, including service charges on deposit accounts, gains on the sale of securities, fees derived from the early termination of leases, fees derived from the origination of mortgage loans, and rental income from the leasing of office space in its building. Total non-interest income amounted to $1,627,522 in 2000, which represents a 4.1% decrease from the $1,696,236 in 1999. The largest decrease was in the area of mortgage banking income, which decreased from $986,967 in 1999 to $906,902 in 2000. This decrease was primarily caused by the rising interest rates during 2000. A decrease in early termination of leases resulted in the other lease financing income decreasing from $369,192 in 1999 to $341,651 in 2000.

Total non-interest income amounted to $1,696,236 in 1999, which represents a 7.8% decrease from the $1,840,004 in 1998. The largest decrease was in the area of mortgage banking income, which decreased from $1,415,834 in 1998 to $986,967 in 1999. This decrease was a result of change in management along with the decrease in refinancing activity. An increase in early termination of leases resulted in the other lease financing income increasing from $201,483 in 1998 to $369,192 in 1999.

The table below summarizes the primary sources of non-interest income of the Company.

                     TABLE 3: SUMMARY OF NON-INTEREST INCOME

                                             2000          1999             1998
--------------------------------------------------------------------------------
Mortgage banking income                 $ 906,902       $986,967     $1,415,834
--------------------------------------------------------------------------------
Gain (loss) on sale of investments         (4,871)        71,318         49,547
--------------------------------------------------------------------------------
Rental income                             240,636        213,587        131,587
--------------------------------------------------------------------------------
Other lease financing income              341,651        369,192        201,483
--------------------------------------------------------------------------------
Other income                              143,204         55,172         41,553
================================================================================
                                      $ 1,627,522     $1,696,236     $1,840,004
================================================================================

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

OTHER EXPENSES

Non-interest expenses increased by 16.6% in 2000 to $5,194,877, compared to $4,454,668 in 1999. The largest increase occurred in the area of professional fees, which grew by 32.6% from $294,167 in 1999 to $389,961 in 2000. This greater expense level was caused by the formation of Park Meridian Financial Corporation, a bank holding company. Salaries and employee benefits experienced a 21.9% increase from $2,354,134 in 1999 to $2,870,621 in 2000, primarily as a result of increased compensation paid to current employees and an increase in the number of employees to staff growth areas.

Non-interest expenses increased by 9.7% in 1999 to $4,454,668 from $4,061,373 in 1998. The largest increase occurred in the area of occupancy expense, which grew by 44.6% from $166,688 in 1998 to $241,148 in 1999. This greater expense level was caused by the addition of the Greensboro loan office along with maintenance on the main office as well as the Providence Road branch. Advertising and business development expense experienced a 35.8% increase from $206,934 in 1998 to $280,860 in 1999 as a result of the new Greensboro loan office ant the increase in business.

The table below summarizes the various categories and totals of non-interest expense.

                    TABLE 4: SUMMARY OF TOTAL OTHER EXPENSES

                                                2000          1999         1998
--------------------------------------------------------------------------------
Salaries & employee benefits              $2,870,621    $2,354,134  $ 2,319,617
--------------------------------------------------------------------------------
Occupancy expense                            274,984       241,148      166,688
--------------------------------------------------------------------------------
Equipment expense                            297,062       327,833      306,217
--------------------------------------------------------------------------------
Advertising and business development         295,906       280,860      206,934
--------------------------------------------------------------------------------
Printing and supplies                        346,651       300,837      274,521
--------------------------------------------------------------------------------
Professional fees                            389,961       294,167      253,152
--------------------------------------------------------------------------------
Mortgage processing costs                    151,836       123,382      157,217
--------------------------------------------------------------------------------
Other operating expense                      567,856       532,307      377,027
================================================================================
      Total other expenses                $5,194,877    $4,454,668   $4,061,373
================================================================================


AVERAGE ASSETS

Average assets of the Company increased 30.4% to $259,205,000 in 2000 compared to $198,796,000 in 1999. Average earning assets were $249,456,000 or 96.2% of total assets in 2000. This compared to $187,670,000 or 94.4% of total assets in 1999. Interest-bearing liabilities averaged $226,240,000 in 2000 compared to $167,586,000 in 1999. This 35.0% increase was the result of increased deposits and borrowings to fund the growth in earning assets.

Average assets of the Company were $198,796,000 in 1999, a 30.6% increase over 1998's $152,231,000. Average earning assets were $187,670,000 in 1999 compared to $142,943,000 in 1998, representing a 31.3% increase. Interest-bearing liabilities averaged $167,586,000 in 1999 compared to $122,864,000 in 1998. This represents a 36.4% increase.

Components of the Company's average assets and liabilities are shown in Table 1.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------


LOAN AND LEASE PORTFOLIO

The loan and lease portfolio is the Company's largest earning asset. During 2000 loans and leases grew by 31.2% to $199,101,446, from $151,796,182 at the end of 1999. Management believes the loan and lease portfolio is adequately diversified. There are no significant concentrations with regard to types of industries, individuals, groups of individuals or companies. Credits which are past due 90 days or more in interest or principal are placed on nonaccrual status unless they are well-secured or guaranteed and in the process of collection. Interest income, if already accrued, is reversed and future interest income recorded only when received. Other credits which are deteriorating may be placed on non-accrual status if circumstances dictate. There were no non-performing credits at December 31, 2000.

During 1999 loans and leases grew by 33.3% from $113,894,806 to $151,796,182.
There were no non-performing credits at December 31, 1999.

The following table summarizes the Company's loan and lease portfolio at December 31, 2000, 1999 and 1998.

                           TABLE 5: ANALYSIS OF LOANS
                             (AMOUNTS IN THOUSANDS)

                                2000                 1999                 1998                  1997                 1996
----------------------------------------------------------------------------------------------------------------------------------
                          Amount    Percent     Amount  Percent      Amount   Percent      Amount   Percent     Amount    Percent
----------------------------------------------------------------------------------------------------------------------------------
Commercial               $48,128      24.2%    $30,459    20.1%     $15,632     13.7%     $16,188     19.2%    $10,638      18.1%
----------------------------------------------------------------------------------------------------------------------------------
Real estate mortgage      90,264      45.3      70,417    46.4       52,116     45.8       30,804     36.5      19,737      33.7
----------------------------------------------------------------------------------------------------------------------------------
Home equity               31,780      16.0      27,601    18.2       20,462     18.0       17,676     20.9      10,878      18.6
----------------------------------------------------------------------------------------------------------------------------------
Lease financing           20,711      10.4      18,144    11.9       16,232     14.2       13,471     16.0      13,472      23.0
----------------------------------------------------------------------------------------------------------------------------------
Other*                     8,218       4.1       5,175     3.4        9,453      8.3        6,285      7.4       3,914       6.6
==================================================================================================================================
     Total loans        $199,101     100.0%   $151,796   100.0%    $113,895    100.0%     $84,424    100.0%    $58,639     100.0%
==================================================================================================================================

*Includes $4,711,355, $1,958,374, $6,477,730, $3,807,518 and $2,159,291 in loans held for sale in Park Mortgage Company at the end of 2000, 1999, 1998, 1997 and 1996, respectively.


The following table summarizes the maturity schedule of certain components of the Company's loan and lease portfolio at December 31, 2000.

   TABLE 6: ANALYSIS OF CERTAIN LOAN AND LEASE MATURITIES AT DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)

                                                                            Real Estate
                                                  Commercial                 Mortgage                   Total
-----------------------------------------------------------------------------------------------------------------------
                                               Amount       Percent       Amount       Percent     Amount     Percent
-----------------------------------------------------------------------------------------------------------------------
Due within one year                           $25,970         54.0%      $57,949         64.2%    $83,919       60.6%
-----------------------------------------------------------------------------------------------------------------------
Due after one year through five years:
-----------------------------------------------------------------------------------------------------------------------
     Fixed rate                                12,201         25.4        18,414         20.4      30,615       22.1
-----------------------------------------------------------------------------------------------------------------------
     Variable rate                              9,345         19.3        10,561         11.7      19,906       14.4
=======================================================================================================================
                                               21,546         44.7        28,975         32.1      50,521       36.5
=======================================================================================================================
Due after five years through ten years:
    Fixed rate                                    612          1.3         2,076          2.3       2,688        1.9
-----------------------------------------------------------------------------------------------------------------------
    Variable rate                                   0          0.0         1,264          1.4       1,264         .9
=======================================================================================================================
                                                  612          1.3         3,340          3.7       3,952        2.9
=======================================================================================================================
                                              $48,128        100.0%       90,264        100.0%   $138,392      100.0%
=======================================================================================================================

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

ASSET QUALITY

At December 31, 2000 and 1999, the Company had no nonaccrual loans or leases. The Company had only two nonaccrual loans and leases at December 31, 1998 totaling $115,997.

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. On a quarterly basis, the Company's Board of Directors reviews and approves the appropriate level for the Company's allowance for loan and lease losses based upon management's recommendations, the results of the internal monitoring and reporting system, and an analysis of economic conditions in its market.

The Company's allowance for loan and lease losses is based upon judgments and assumptions of risk elements in the portfolio, future economic conditions, and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquency, charge-offs, and general and economic conditions in the service area. The adequacy of the allowance for loan and lease losses and the effectiveness of the Company's monitoring and analysis system are also reviewed periodically by the banking regulators and the Company's independent auditors.

The following table summarizes changes in the allowance for loan and lease losses arising from charge-offs and provisions, which have been charged to expense.

            TABLE 7: ANALYSIS OF ALLOWANCE FOR LOAN AND LEASE LOSSES
                             (AMOUNTS IN THOUSANDS)

                                                  2000             1999             1998
-----------------------------------------------------------------------------------------
Beginning balance                               $1,997           $1,626           $1,291
=========================================================================================
Charge-offs
-----------------------------------------------------------------------------------------
    Commercial                                       -               52               10
-----------------------------------------------------------------------------------------
    Lease financing                                 67               56               75
-----------------------------------------------------------------------------------------
    Others                                           -                5                0
=========================================================================================
            Total charge-offs                       67              113               85
=========================================================================================
Recoveries                                           -               77                -
-----------------------------------------------------------------------------------------
Provision for loan losses                          833              407              420
=========================================================================================
Ending balance                                  $2,763           $1,997           $1,626
=========================================================================================
Ratio of net charge-offs during the
   period to average outstanding loans            .04%             .03%             .09%
=========================================================================================

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

The following table sets forth the allocation of the allowance for loan and lease losses by category based upon management's judgment of relative historical risk by loan type at December 31.

         TABLE 8: ALLOCATION OF THE ALLOWANCE FOR LOAN AND LEASE LOSSES
                             (AMOUNTS IN THOUSANDS)

                                2000                  1999                 1998                 1997                  1996
----------------------------------------------------------------------------------------------------------------------------------
                          Amount   Percent*     Amount   Percent*    Amount   Percent*    Amount   Percent*     Amount   Percent*
----------------------------------------------------------------------------------------------------------------------------------
Commercial                $  665      24.2%     $  405     .20.1%    $  236      13.7%    $  313      19.2%      $ 178      18.1%
----------------------------------------------------------------------------------------------------------------------------------
Real estate mortgage       1,249      45.3         927      46.4        789      45.8        380      36.5         330      33.7
----------------------------------------------------------------------------------------------------------------------------------
Home equity                  439      16.0         367      18.2        310      18.0        254      20.9         182      18.6
----------------------------------------------------------------------------------------------------------------------------------
Lease financing              288      10.4         242      11.9        246      14.2        291      16.0         225      23.0
----------------------------------------------------------------------------------------------------------------------------------
Other                        122       4.1          56       3.4         45       8.3         53       7.4          65       6.6
==================================================================================================================================
Total                     $2,763     100.0%     $1,997     100.0%    $1,626     100.0%    $1,291     100.0%        980     100.0%
==================================================================================================================================

* Percentage of loans and leases to total loans and leases at year-end.

SECURITIES, FEDERAL FUNDS SOLD AND INTEREST-BEARING DEPOSITS PLACED WITH BANKS

At December 31, 2000, the Company had securities, federal funds sold and interest-bearing deposits placed at other banks totaling $71,496,052. This compares with a total of $65,633,606 at December 31, 1999. The averages of these asset categories were $63,408,000 and $60,835,000 for 2000 and 1999 and the detailed categories are shown in Table 1.

At December 31, 1999, the Company had securities, federal funds sold and interest-bearing deposits placed at other banks totaling $65,633,606 compared to $59,204,331 at December 31, 1998. The averages of these asset categories for 1999 and 1998 were $60,835,000 and $45,139,000, respectively.

Management's decisions involving securities are based upon the composition and structure of the balance sheet and the objectives of asset/liability management strategies. The Company does not purchase or hold securities for trading purposes. Management views the portfolio as a source of liquidity and only secondarily as a source of income. All securities purchased are categorized as available for sale.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

The following table summarizes the Company's securities portfolio for 2000.

                     TABLE 9: SECURITIES AVAILABLE FOR SALE
                             (AMOUNTS IN THOUSANDS)
                                DECEMBER 31, 2000
                              ESTIMATED FAIR VALUE

                                      Due 1         1 Year     5 Years         Due                 Average
                                       Year        Through     Through       After                Maturity
                                    or Less        5 Years    10 Years    10 Years       Total    in Years
-----------------------------------------------------------------------------------------------------------
Securities:
-----------------------------------------------------------------------------------------------------------
U.S. Treasury securities              1,503          1,015           -           -       2,518         .94
-----------------------------------------------------------------------------------------------------------
U.S. Govt. corporations
     and agencies obligations         3,473         26,743      15,233           -      45,449        4.75
-----------------------------------------------------------------------------------------------------------
Municipal bonds                           -             47       4,922       8,432      13,401       11.58
-----------------------------------------------------------------------------------------------------------
FHLB stock                                -              -           -       2,981       2,981
===========================================================================================================
Total                                 4,976         27,805      20,155      11,413      64,349        6.08
===========================================================================================================
Weighted average yields*:
-----------------------------------------------------------------------------------------------------------
U.S. Treasury securities              5.46%          5.57%         - %        - %
-----------------------------------------------------------------------------------------------------------
U.S. Govt. corporations
     and agencies obligations         5.63%          6.23%       6.19%        - %
-----------------------------------------------------------------------------------------------------------
Municipal bonds                         - %          4.90%       4.89%      4.90%
-----------------------------------------------------------------------------------------------------------
FHLB stock                              - %            - %         - %      7.75%
===========================================================================================================
Total                                 5.58%          6.20%       5.87%      5.64%        5.95%
===========================================================================================================

* Excludes FTE adjustment.

CAPITAL

The $8,559,009 in capital raised in the Company's organizational offering in 1991, plus the $4,328,427 raised in the Company's secondary offering in 1997, and the earnings generated in 1994 through 2000 brought the total capital at the end of 2000 to $22,236,182. The regulatory agencies have adopted risk-based capital rules designed to make regulatory capital requirements more sensitive to differences in risk profile, to account for off-balance sheet risk, and to minimize disincentives for holding liquid assets. The Bank, at December 31, 2000, exceeded all regulatory criteria for a "well-capitalized" bank as defined in the FDIC Improvement Act. At December 31, 2000, the Bank's risk-based capital ratio was 11.61% and its tier 1 capital ratio was 10.36%, compared to the minimum requirements of 10% and 6%, respectively, to be "well capitalized".

FACILITIES

During the second quarter of 1998, the Company opened its first branch at 1045 Providence Road in Charlotte. The cost of the new building, equipment and furnishings was approximately $3,095,000. Included in this building is future expansion space for the Company, which is currently being leased out to a law firm for approximately $41,400 per year. The location of this branch in the upscale area of Myers Park/Eastover area and the proximity to much of the Company's current customer base has allowed this branch to start strong, and management expects this to be a very successful banking location.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

ASSET AND LIABILITY MANAGEMENT

Through asset-liability management, the Company controls interest rate risk and provides for liquidity by balancing the composition and maturity of assets and liabilities. Liquidity is the ability to convert assets to cash to fund potential deposit withdrawals or increases in lending. Interest rate risk management involves monitoring potential changes in interest rates and structuring the Company's balance sheet so that it will not be adversely affected by rate changes. Management regularly reviews the Company's asset-liability position and evaluates alternative sources and uses of funds as well as changes in the economic environment.

The Company's primary sources of funding are its capital, core deposits generated by customers, certificates of deposit, lines of credit from correspondent banks and advances from the Federal Home Loan Bank. During 2000, transaction and savings deposits averaged $47,921,000, compared to the average of $43,520,000 for 1999. At December 31, 2000, these deposits represented 25.1% of total deposits in comparison to 30.7% at December 31, 1999. During 1999, the Company increased the use of advances from the Federal Home Loan Bank. Certificates of deposit of $100,000 and larger were 32.1% of deposits at December 31, 2000 compared to 29.7% at December 31, 1999.

During 1999, transaction and savings deposits averaged $43,520,000, a 34.6% increase over the average of $32,329,000 for 1998. At December 31, 1999 these deposits represented 30.7% of total deposits in comparison to 32.7% at December 31, 1998. Certificates of deposit of $100,000 and over were 24.2% of deposits at December 31, 1998 compared to 29.7% at December 31, 1999.

The following table reflects the Company's relative distribution of interest-sensitive assets and liabilities at December 31, 2000. As shown, the Company has a surplus of interest-sensitive liabilities over interest-sensitive assets for a period of one year from December 31, 2000 to December 31, 2001 and is thus considered to have a "negative" interest-sensitivity position. Ordinarily this would mean the Company would benefit by an interest rate decrease, although this gap does not take into account the timing difference within the year or the actual ability to change deposit rates in a competitive marketplace.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

             TABLE 10: DISTRIBUTION OF INTEREST-EARNING ASSETS AND
                          INTEREST-BEARING LIABILITIES
                             (AMOUNTS IN THOUSANDS)

                                                      One Year              One to            Over           Total
                                                       or Less              5 Yrs.          5 Yrs.        12/31/00
-------------------------------------------------------------------------------------------------------------------
Interest-earning assets
-------------------------------------------------------------------------------------------------------------------
Federal funds sold                                  $    6,350          $        -        $      -       $   6,350
-------------------------------------------------------------------------------------------------------------------
Investment securities                                    4,976              27,805          28,587          61,368
-------------------------------------------------------------------------------------------------------------------
Loans and leases                                        87,628              74,969          36,504         199,101
===================================================================================================================
    Total                                           $   98,954          $  102,774        $ 65,091       $ 266,819
===================================================================================================================
Interest-bearing liabilities
-------------------------------------------------------------------------------------------------------------------
 Savings, NOW, money market                         $   36,222          $        -        $      -       $  36,222
-------------------------------------------------------------------------------------------------------------------
Time deposits, $100,000 and over                        54,375               8,935               -          63,310
-------------------------------------------------------------------------------------------------------------------
Time deposits, under $100,000                           69,632              14,922              40          84,594
-------------------------------------------------------------------------------------------------------------------
Other borrowings                                         6,431              27,000          30,000          63,431
===================================================================================================================
    Total                                           $  166,660          $   50,857        $ 30,040       $ 247,557
===================================================================================================================
Interest sensitivity gap                           ($  67,706)          $   51,917        $ 35,051       $  19,262
===================================================================================================================
Cumulative gap                                     ($  67,706)         ($   15,789)       $ 19,262       $  19,262
===================================================================================================================
Ratio of interest-sensitive assets to
    interest-sensitive liabilities                      59.37%             202.08%         216.68%         107.78%
===================================================================================================================
Cumulative ratio of interest-sensitive
    Assets to interest-sensitive liabilities            59.37%              92.74%         107.78%         107.78%
===================================================================================================================

DEPOSITS

At December 31, 2000, deposits of all types totaled $197,258,115, a 24.1% increase over year end 1999's $159,021,530. Average deposits were $175,758,000 for 2000 and $139,210,000 for 1999. CD's over $100,000 were 32.1% of total deposits at December 31, 2000 compared to 29.7% at December 31, 1999. The Company's cost of funds on transaction accounts increased by 122 basis points in 2000, while the cost of time certificates increased approximately 73 basis points.

At December 31, 1999, deposits of all types totaled $159,021,530, an 18.4% increase over year end 1998's $134,357,575. Average deposits were $139,210,000 for 1999 and $107,514,000 for 1998. CD's of $100,000 or more were 29.7% of total deposits at December 31, 1999 compared to 24.2% at December 31, 1998. The Company's cost of funds on transaction accounts decreased by 32 basis points in 1999, while the cost of CD's decreased approximately 28 basis points.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

Average deposits by category for the years 2000 and 1999 are shown in the following table.

                              TABLE 11: DEPOSIT MIX
                             (AMOUNTS IN THOUSANDS)

                                                  2000                        1999
-------------------------------------------------------------------------------------------
                                          Average                     Average
                                          Balance             %       Balance            %
-------------------------------------------------------------------------------------------
Interest-bearing deposits
-------------------------------------------------------------------------------------------
     NOW accounts                        $  7,654          4.4%      $  5,557         4.1%
-------------------------------------------------------------------------------------------
     Money market and savings              29,198         16.6         26,997        19.4
-------------------------------------------------------------------------------------------
     Time deposits                        127,837         72.7         95,690        68.6
===========================================================================================
Total                                     164,689         93.7        128,244        92.1
===========================================================================================
Noninterest-bearing deposits
     demand deposits                       11,069          6.3         10,966         7.9
===========================================================================================
Total deposits                           $175,758        100.0%      $139,210       100.0%
===========================================================================================


The following table summarizes maturity information relating to certificates of deposit of $100,000 or more as of December 31, 2000.

                          LARGE TIME DEPOSIT MATURITIES
                             (AMOUNTS IN THOUSANDS)

Remaining maturity of three months or less                             $ 9,650
-------------------------------------------------------------------------------
Remaining maturity of three through twelve months                       44,725
-------------------------------------------------------------------------------
Remaining maturity over twelve months                                    8,935
===============================================================================
         Total                                                         $63,310
===============================================================================


RETURN ON EQUITY

The following table sets forth, for the years indicated, the percentage of net income to average total assets and to average total stockholders' equity and the percentage of average total stockholders' equity to average total assets.

                             YEAR ENDED DECEMBER 31
                                  (PERCENTAGE)

                                                                    2000            1999            1998
-----------------------------------------------------------------------------------------------------------
Return on average assets                                             .95%           1.01%           1.05%
-----------------------------------------------------------------------------------------------------------
Return on average shareholders' equity                             12.45           10.78            9.44
-----------------------------------------------------------------------------------------------------------
Average shareholders' equity as percentage of average assets        7.66            9.37           11.15
===========================================================================================================

EFFECTS OF INFLATION

The Company has an asset and liability structure that is distinctly different from that of a company with substantial investments in plants and inventory. The major portion of the Company's assets and liabilities are monetary in nature. As result, the Company's performance may be significantly influenced by changes in interest rates. Although inflation may affect interest rates, the timing of the impact of inflation on interest rates may not coincide with changes in the general inflation rate.

This statement has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
--------------------------------------------------------------------------------

ACCOUNTING AND REGULATORY MATTERS

In September 2000, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which revises the criteria for accounting for securitizations and other transfers of financial assets and collateral, and introduces new disclosures. SFAS 140 replaces SFAS 125, which was issued in June 1996. The enhanced disclosure requirements are effective for year-end 2000. The other provisions of SFAS 140 apply prospectively to transfers of financial assets and extinguishments of liabilities occurring after March 31, 2001. The effect of SFAS 140 on the Company is not expected to be material.

In 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 137 and SFAS 138, which establishes accounting and reporting standards for derivatives and hedging activities. SFAS 133 requires that all derivatives be recognized as assets or liabilities in the balance sheet and that these instruments be measured at fair value through adjustments to either other comprehensive income or to current earnings, depending on the purpose for which the derivative is held. SFAS 133 will be adopted by the Company on January 1, 2001. As of December 31, 2000 the Company's derivatives consisted of interest rate cap and floor agreements and fixed rate conforming mortgage loan commitments, none of which are to be designated as hedges under SFAS 133. As of December 31, 2000 the net fair value of the derivatives is approximately $100,000, which will be reflected (net of income taxes) as a cumulative effect of the adoption of SFAS 133 on January 1, 2001.

Various other legislative and accounting proposals concerning the banking industry are pending in Congress and with the Financial Accounting Standards Board, respectively. Given the uncertainty of the proposal process we cannot assess the impact of any such proposals on our financial condition or results of operations.

--------------------------------------------------------------------------------
                             SHAREHOLDER INFORMATION

TRANSFER AGENT
First Union National Bank of North Carolina
Charlotte, North Carolina

GENERAL COUNSEL
Robinson, Bradshaw & Hinson
Charlotte, North Carolina

INDEPENDENT AUDITORS
KPMG LLP

NOTICE OF ANNUAL MEETING
The Annual Meeting of the shareholders of Park Meridian Financial Corporation will be held on May 23, 2001 at 9:30 a.m. at Myers Park Country Club, 2415 Roswell Avenue, Charlotte, North Carolina.

FORM 10-KSB
Park Meridian Financial Corporation will furnish free of charge a copy of its annual report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2000 upon written request to Joe Dodson, Chief Financial Officer, Park Meridian Financial Corporation, P.O. Box 11816, Charlotte, North Carolina 28220.

BOARD OF DIRECTORS

HENRY A. HARKEY                                                        JAMES L. MOORE, JR.
Chairman of the Board, Park Meridian Financial Corporation             Vice Chairman of the Board of Directors of
Partner, Harkey, Lambeth, Nystrom, Fiorella & Morrison, L.L.P.         Coca-Cola Bottling Company Consolidated
(Attorneys at Law)                                                     (Soft Drink Bottler)

LARRY W. CARROLL                                                       JEFFRY V. MULLINS
President, Carroll Financial Associates, Inc.                          Private Real Estate Investor and
(Financial Planning)                                                   Television Sports Commentator for ESPN Regional

ROBERT F. GILLEY                                                       WILLIAM O. MUSGRAVE
Chief Executive Officer and Sole Shareholder, Gilley                   President and Chief Operating Officer of
Financial Associates, Ltd.                                             Saturn Retail Enterprises, Inc.
(Insurance)                                                            (Retail Automotive Dealer)

AVERILL C. HARKEY                                                      ROBERT M. PITTENGER
Partner, Harkey, Lambeth, Nystrom, Fiorella & Morrison, L.L.P.         President, Robert Pittenger Company
(Attorneys at Law)                                                     (Commercial Developer)

KEVIN T. KENNELLY                                                      J. RALPH SQUIRES
President and Chief Executive Officer, Park Meridian                   President, Squires Enterprises
Financial Corporation                                                  (Commercial Developer)

STEVEN W. LUQUIRE                                                      VICTORIA S. SUTTON
President, Luquire George Andrews, Inc.                                Private Investor and Former President of Paramount Parks
(Marketing and Public Relations)                                       (A Diversified Entertainment Company)

JAMES L. MONTAG                                                        C. REX WELTON
Private Investor and Principal of  Montag Management                   Principal in Welton Properties, L.L.C.
(A Private Investment Management Firm)                                 (Commercial Real Estate Development)